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Exhibit 99.1

CONSULTING AGREEMENT

        This Consulting Agreement (this "Agreement") dated as of February 1, 2005 is to confirm the mutual agreement of the parties with respect to the terms and conditions under which DG Network ("the Consultant") will serve Superior Essex Inc. and its subsidiary, affiliated and associated companies (collectively "SEI") in a consulting capacity.

        1.    Consulting Services.    The Consultant shall provide SEI consulting services ("Consulting Services") in connection with the potential combination of SEI's winding wire operations in the UK with Nexans' European winding wire operations (the transaction being called "Project Lancaster," and the combined business being called the "European WW Business") including:

  (i)
  Assisting in developing and coordinating due diligence with respect to Project Lancaster, including site visits and business and operational due diligence, and assessment of results of due diligence;

  (ii)
  advising SEI regarding the advisability of Project Lancaster,

  (iii)
  assisting SEI in developing a business plan for the European WW Business and its operations;

  (iv)
  assisting SEI in developing a plan to manage and operate the European WW Business following closing of Project Lancaster, including transition services necessary or desirable for such operation from both Nexans and SEI;

  (v)
  assisting SEI in developing the corporate structure for Project Lancaster,

  (vi)
  assisting SEI in connection with negotiating the terms of definitive agreements with respect to Project Lancaster; and

  (vii)
  providing such other services as SEI may reasonably request in connection with Project Lancaster.

SEI and the Consultant acknowledge that Denys Gounot will be the primary person providing the Consulting Services and that the Consulting Services will require the devotion of substantial portion of his time. Any change in personnel by the Consultant must be approved by SEI.

        2.    Term.    Unless extended by written agreement of the Consultant and SEI or unless earlier terminated in accordance with the provisions of this Agreement, this Agreement shall commence on the date first above written and extend until June 30, 2005.

        3.    Compensation.    Payment for Consulting Services provided by the Consultant shall be $25,000 per month. SEI shall have the right to suspend or terminate this Agreement or all or any part of the Consulting Services at any stage of progress, immediately upon giving written or oral notice of such suspension or termination to the Consultant. In the event of such suspension or termination, SEI's sole liability shall be to make the payments due pursuant to this paragraph for Consulting Services through the end of the month of such suspension or termination and for which payment has not already been made. SEI and Consultant acknowledge that Project Lancaster will require Consultant to perform consulting services away from Consultant's normal place of residence or business, and SEI will reimburse Consultant for the reasonable travel and living expenses actually incurred by Consultant while away from Consultant's normal place of residence or business. Also, in the event SEI requests that Consultant perform any services which incur out of pocket expenses, SEI will reimburse Consultant for such expenses. Such expenses shall be reimbursed upon submission by Consultant and approval by SEI of an itemized statement of expenses for which Consultant seeks reimbursement. The Company may provide office space, administrative assistance, computer and telecommunication services to the Consultant for use in connection with providing the Consulting Services.

        4.    Standards of Performance.    The Consultant warrants that the Consulting Services will be performed in a good, workmanlike manner, in conformity with the highest ethical standards, in an expeditious and economical manner, consistent with the best interests of SEI, and in compliance with all statutes, laws, ordinances, codes, rules and regulations applicable to the Consulting Services, as well as SEI Code of Ethics and Business Conduct, and its site policies, practices, guidelines and rules.

        5.    Confidentiality.

          (a)   In prior discussions and any work done to prepare for rendering of Consulting Services and in rendering Consulting Services hereunder, the Consultant may have acquired or may acquire from SEI or may develop certain information and data which SEI wishes to keep confidential, including, but not limited to, any information regarding SEI's products, projects, business, plans, programs, plants, processes, equipment, costs, customers and operations (collectively, "Confidential Information"). For a period of two (2) years from the effective date of this Agreement, the Consultant, its officers, directors, employees and agents shall not disclose any Confidential Information to third parties or use any Confidential Information (other than in connection with performing its obligations under this Agreement), without in each instance securing the prior written consent of SEI. All notes, memoranda, records, tapes, printouts and other documents (including, but not limited to, all electronic versions, drafts, copies and excerpts thereof) embodying or referring to the Confidential Information or supplied to the Consultant by SEI (collectively, "Documents") shall be the property of SEI and shall be subject to this Agreement. SEI shall be free to use all Documents in its business. All Documents shall be delivered or returned to SEI within five (5) business days of the termination of this Agreement or of the Termination Date, whichever shall occur first; provided, however, that the Consultant may retain one archival copy of all reports delivered to SEI and of all working papers necessary to support its analyses, conclusions and recommendations. The Consultant agrees that the restrictions and obligations expressed in this Agreement are in no way to supersede or eliminate any rights which SEI has pursuant to state or federal law or foreign laws pertaining to trade secrets or proprietary information, and, in the event any such federal or state law or foreign law provides greater protections of any Confidential Information than the protections set forth in this Agreement, such greater protections shall apply to that Confidential Information.

          (b)   Nothing contained in this Agreement shall prevent the Consultant from using or disclosing Confidential Information which (a) has become part of the public domain other than by acts or omissions of the Consultant, (b) has been furnished or made known to the Consultant by third parties (other than those acting on behalf of SEI) as a matter of right and without restriction on disclosure or use, or (c) was legitimately in the Consultant's possession prior to disclosure by SEI, considering his past experience and positions, was not acquired directly or indirectly from SEI, and which the Consultant had an unrestricted right to disclose. Specific information shall not be deemed to fall within the scope of the foregoing exceptions merely because it is embraced by more generic information that falls within the scope of one or more of those exceptions. The Consultant shall not disclose to others that specific information was received from SEI even though it falls within the scope of one or more of those exceptions. The Consultant acknowledges and agrees that the existence of this Agreement and of SEI's particular interests and plans in the area of the Consulting Services are types of such specific information.

          (c)   In the event the Consultant is requested or becomes legally compelled (by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, then Consultant shall provide SEI with prompt written notice of such request or requirement so that SEI may seek a protective order or other appropriate remedy and/or waive compliance with the terms of this paragraph 5. In the event that such protective order or other remedy is not obtained, or that SEI waives compliance with the provisions of this paragraph 5, the party so requested or compelled agrees to furnish only that portion of the Confidential Information as it is advised by counsel is legally required to be disclosed, and to exercise its best efforts to obtain assurance that confidential treatment will be accorded the Confidential Information.

          (d)   The Consultant has been provided a copy of SEI's non-disclosure agreement (the "Nexans NDA") with Nexans related to Project Lancaster. The Consultant agrees to comply with the Nexans NDA with regard to the use and confidentiality of information provided by or on behalf of Nexans as if the Consultant were a party to the Nexans NDA.

        6.    Consultant Status.    In performing Consulting Services hereunder, the Consultant is acting as an independent contractor, and not as an employee or part-time employee of SEI. The Consultant and its officers, directors and employees shall not represent themselves as, act or purport to act as or be deemed to be the agent, representative, employee or servant of SEI. Similarly, at no time shall the Consultant and SEI be considered to be co-employers or joint employers. All persons furnished, used, retained or hired by or on behalf of the Consultant at all times shall be considered to be solely the employees of Consultant, and Consultant at all times shall maintain supervision and control over its employees. Neither party has any right, power or authority, express or implied, to bind the other party. SEI shall not be responsible for the payment of worker's compensation, unemployment compensation, social security or any other payroll tax for employees, representatives or agents of Consultant. Likewise, no employee of Consultant shall be permitted to participate in any SEI employee welfare benefit plan, employee pension benefit plan or any other benefit offered by SEI to its own employees.

        7.    Assignment.    The Consultant shall not (by operation of law or otherwise) assign his rights or delegate his performance hereunder, in whole or in part, without the prior written consent of SEI, and any attempted assignment or delegation without such consent shall be void. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and, except as regards personal services, shall be binding upon and inure to the benefit of the successors, assigns, personal representatives, executors and administrators of the parties hereto.

        8.    Governing Law.    The validity, interpretation and performance of this Agreement and any dispute connected herewith shall be governed by and construed in accordance with the laws of the state of Georgia (except its laws and decisions regarding conflicts of law which shall be disregarded in their entirety).

        9.    Survival.    The provisions of paragraphs hereof shall survive the termination of the Consulting Services and this Agreement.

SUPERIOR ESSEX INC.
By:	Monte R. Haymon Chairman of Board of Directors
DG NETWORK

The undersigned acknowledges and agrees to be bound by the confidentiality and other provisions of the Consulting Agreement.

DENYS GOUNOT

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CONSULTING AGREEMENT